EXHIBIT 21

The Company has the following subsidiaries. Joint Venture entities are shown with an asterisk. United Dominion Realty, L.P. is a limited partnership with outside limited partners holding minimal percentage interests. The Company owns general and limited partnership interests in United Dominion Realty, L.P. constituting approximately 95% of the aggregate partnership interest. Entities marked with double asterisks are those entities in which United Dominion Realty, L.P. is either a member or a partner. All other entities are wholly-owned.

Subsidiary	State of Incorportation or Organization
1001 Properties, LLC*	Delaware
101 Colorado High-Rise, LP*	Delaware
101 Colorado Master Condominium Association, Inc.*	Texas
1020 Tower, LP*	Delaware
10700 Wilshire, LLC*	Delaware
13th And Market Properties LLC*	Delaware
1900 McKinney Properties, LP*	Delaware
20 Lambourne LLC	Delaware
24 Hundred Properties LLC*	Delaware
2000 Post Owners Association	Delaware
6104 Hollywood, LLC*	Delaware
AAC Funding II, Inc.	Delaware
AAC Funding III LLC**	Delaware
AAC Funding IV LLC**	California
AAC Funding IV, Inc.	Delaware
AAC Funding Partnership II**	Delaware
AAC Seattle I, Inc.	Delaware
AAC/FSC Crown Pointe Investors, LLC	Washington
AAC/FSC Hilltop Investors, LLC	Washington
AAC/FSC Seattle Properties, LLC**	Delaware
Acoma High-Rise, LP*	Delaware
Andover House LLC	Delaware
Andover Member 1 LLC	Delaware
Andover Member 2 LLC	Delaware
Apartments on Chestnut Limited Partnership*	Delaware
Ashton at Dublin Station, LLC*	Delaware
Ashton Judiciary Square, LLC*	Delaware
Ashwood Commons, L.L.C.	Washington
Ashwood Commons North LLC	Washington
ASR Investments Corporation	Maryland
Bella Terra Villas LLC	Delaware
Bellevue Plaza Development LLC	Delaware
Block R Master Condominium Association, Inc*	Texas
CMP-1, LLC	Delaware
Calvert’s Walk LLC	Delaware
Cedar Street High-Rise, L.P.*	Delaware

Subsidiary	State of Incorportation or Organization
Circle Towers LLC**	Delaware
Coastal Monterey Properties LLC**	Delaware
Columbus Square 775 LLC*	Delaware
Columbus Square 795 LLC*	Delaware
Columbus Square 801 LLC*	Delaware
Columbus Square 805 LLC*	Delaware
Columbus Square 808 LLC*	Delaware
Consolidated-Hampton, LLC	Maryland
Coronado South Apartments, L.P**	Delaware
Cronin’s Landing LLC*	Delaware
DCO 1015 Grandview LP	Delaware
DCO 2400 14th Street LLC	Delaware
DCO 2919 Wilshire LLC	Delaware
DCO 3032 Wilshire LLC	Delaware
DCO 3033 Wilshire LLC	Delaware
DCO Addison at Brookhaven LP	Delaware
DCO Arbors at Lee Vista LLC	Delaware
DCO Beach Walk LLC	Delaware
DCO Bennett Development LP	Delaware
DCO Borgata LLC	Delaware
DCO Brookhaven Center LP	Delaware
DCO Brooks Apartments LP	Delaware
DCO Caroline Development LLC	Delaware
DCO Clipper Pointe LP	Delaware
DCO College Park LLC	Delaware
DCO/CWP 2919 Wilshire LLC*	Delaware
DCO/CWP 3032 Wilshire LLC*	Delaware
DCO Fiori LLC	Delaware
DCO Garden Oaks LP	Delaware
DCO Gessner Development LP	Delaware
DCO Glenwood Apartments GP LLC	Delaware
DCO Glenwood Apartments LP	Delaware
DCO Greenbrook Apartments LP	Delaware
DCO Greenhaven LP	Delaware
DCO Highlands LLC	Delaware
DCO Market LLC	Delaware
DCO Mission Bay LP	Delaware
DCO Option 2 LLC	Delaware
DCO Pine Avenue LP	Delaware
DCO Realty, Inc.	Delaware
DCO Realty LP LLC	Delaware
DCO Savoye LLC	Delaware
DCO Savoye 2 LLC	Delaware
DCO Springhaven LP	Delaware
DCO Stoughton LLC	Delaware

Subsidiary	State of Incorportation or Organization
DCO Talisker LP	Delaware
Dominion Constant Friendship LLC	Delaware
Dominion Eden Brook LLC	Delaware
Dominion Kings Place LLC	Delaware
Domus SPE General Partner, LLC*	Delaware
Eastern Residential, Inc.	Delaware
Easton Partners I, LP*	Delaware
FMP Member, Inc.	Delaware
Foxborough Lodge Limited Partnership*	Delaware
Garrison Harcourt Square LLC	Delaware
Governour’s Square of Columbus Co. Ltd**	Ohio
HMS Master Limited Partnership*	Delaware
HMS SouthPark Residential LLC*	Delaware
HPI 2161 Sutter LP	Delaware
HPI Option 2 LLC	Delaware
Hanover Square SPE LLC**	Delaware
Harding Park LP LLC	Delaware
Hawthorne Apartments LLC	Delaware
Heritage Communities LLC	Delaware
Icon Tower, LP*	Delaware
Inlet Bay at Gateway, LLC	Delaware
Inwood Development LLC**	Delaware
Jamestown of St. Matthews Limited Partnership**	Ohio
Jefferson at Marina del Rey, L.P.	Delaware
K/UDR Venture LLC*	Delaware
Kelvin and Jamboree Properties, LLC*	Delaware
L.A. Southpark High Rise, LP*	Delaware
La Jolla Wilshire, LLC*	Delaware
Lakeside Mill LLC	Delaware
Lenox Farms Limited Partnership*	Delaware
Lincoln TC II, L.P.	Delaware
Lodge at Ames Pond Limited Partnership*	Delaware
Lofts at Charles River Landing, LLC*	Delaware
Lofts on Miracle Mile, LP*	Delaware
LPC Millenia Place Apartments LLC	Delaware
MacAlpine Place Apartment Partners, Ltd**	Florida
Management Company Services, Inc.	Delaware
Ninety Five Wall Street LLC**	Delaware
Northbay Properties II, L.P**	California
Olive Way High-Rise LP*	Delaware
OM/UDR SF LLC*	Delaware
Parker’s Landing Condominiums LLC	Delaware
Parker’s Landing Townhomes LLC	Delaware
Pine at Sixth Owners’ Association	California
Polo Park Apartments LLC**	Delaware

Subsidiary	State of Incorportation or Organization
Portico Properties, LLC*	Delaware
RE3, Inc.	Delaware
Rancho Cucamonga Town Square Owners Association*	California
Sandpiper Cove Associates, LLC*	Delaware
Stoughton Residential, LLC*	Delaware
Strata Properties, LLC*	Delaware
THC/UDR Development Venture LLC*	Delaware
THC/UDR Domain College Park LLC*	Delaware
THC/UDR Seaport Development Venture LLC	Delaware
The Commons of Columbia, Inc.	Virginia
The Domain Condominium Association, Inc.*	Texas
The Gallery At Bayport II Condominium Association, Inc.	Florida
The Paseo del Mar I, LP*	Delaware
Thomas Circle Properties LLC*	Delaware
Town Square Commons, LLC	District of Columbia
Towson Holdings, LLC*	Delaware
Towson Promenade, LLC*	Delaware
Trilon Townhouses, LLC	District of Columbia
TSTW LLC	Delaware
UDR 10 Hanover LLC**	Delaware
UDR 1818 Platinum LLC	Delaware
UDR Altamira Place LLC	Delaware
UDR Arborview Associates LLC	Delaware
UDR Aspen Creek, LLC	Virginia
UDR California GP, LLC**	Delaware
UDR California GP II, LLC	Delaware
UDR California Properties, LLC	Virginia
UDR Calvert, LLC**	Delaware
UDR Calvert’s Walk Associates Limited Partnership	Maryland
UDR Calverts Walk GP, LLC	Delaware
UDR Carlsbad Apartments, L.P**	Delaware
UDR Carriage Homes, LLC	Delaware
UDR Chelsea LLC	Delaware
UDR Chelsea Member LLC	Delaware
UDR Crane Brook LLC**	Delaware
UDR Developers, Inc.	Virginia
UDR Domain Brewers Hill LLC	Delaware
UDR Foxglove Associates L.L.C**	Maryland
UDR Garrison Square LLC	Delaware
UDR Harbor Greens, L.P**	Delaware
UDR Holdings, LLC**	Virginia
UDR Huntington Vista, L.P**	Delaware
UDR Inwood LLC**	Delaware
UDR, Inc.	Maryland

Subsidiary	State of Incorportation or Organization
UDR/K Venture Member LLC	Delaware
UDR Lakeline Villas LLC	Delaware
UDR Lakeside Mill, LLC**	Virginia
UDR Legacy at Mayland LLC	Delaware
UDR Lincoln at Towne Square LLC*	Delaware
UDR Lincoln at Towne Square II LLC*	Delaware
UDR Marina Pointe LLC	Delaware
UDR Maryland Properties, LLC**	Virginia
UDR/MetLife G.P. LLC*	Delaware
UDR/MetLife GP II LLC*	Delaware
UDR/MetLife Mall Ventures Limited Partnership*	Delaware
UDR/MetLife Master Limited Partnership*	Delaware
UDR/MetLife Master Limited Partnership II*	Delaware
UDR/MetLife Master 3 Limited Partnership*	Delaware
UDR/ML Venture LLC	Delaware
UDR/ML Venture 2 LLC	Delaware
UDR/ML Venture 3 LLC	Delaware
UDR Midlands Acquisition, LLC**	Delaware
UDR Newport Beach North, L.P**	Delaware
UDR Ocean Villa Apartments, L.P**	Delaware
UDR of Tennessee, L.P**	Virginia
UDR Okeeheelee LLC*	Delaware
UDR/Pacific Los Alisos, L.P**	Delaware
UDR Pinebrook, L.P**	Delaware
UDR Presidential Greens, L.L.C.	Delaware
UDR Presidio, L.P**	Delaware
UDR Rancho Cucamonga, L.P.	Delaware
UDR Red Stone Ranch LLC	Delaware
UDR Ridgewood (II) Garden, LLC**	Virginia
UDR Ridge at Blue Hills LLC	Delaware
UDR River Terrace LLC	Delaware
UDR Rivergate LLC	Delaware
UDR Stone Canyon LLC*	Delaware
UDR Texas Properties LLC	Delaware
UDR Texas Ventures LLC*	Delaware
UDR The Bradford LLC*	Delaware
UDR The Cliffs LLC*	Delaware
UDR The Legend at Park Ten LLC*	Delaware
UDR The Mandolin LLC*	Delaware
UDR The Meridian LLC*	Delaware
UDR Towers By The Bay LLC	Delaware
UDR TX Fund LLC	Delaware
UDR Villa Venetia Apartments, L.P**	Delaware
UDR Virginia Properties, LLC	Virginia

Subsidiary	State of Incorportation or Organization
UDR Wellington Place LLC	Delaware
UDR Windjammer, L.P**	Delaware
UDR Woodland Apartments II, L.P.	Delaware
UDR Woodland GP, LLC	Delaware
UDRT of Delaware 4 LLC**	Delaware
United Dominion Realty, L.P.	Delaware
View 14 Investments LLC	Delaware
Washington Vue, LP*	Delaware
Waterside Towers, L.L.C.	Delaware
West El Camino Real, LLC*	Delaware
Western Residential, Inc.	Virginia
Wilshire Crescent Heights, LLC*	Delaware
Windemere at Sycamore Highlands, LLC	Delaware
Winterland San Francisco Partners**	California
Woodlake Village, L.P**	California